PRDO ANNOUNCES 4Q19 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Full year revenue increased 8.0% as University Group total student enrollments grew by 6.4%

Schaumburg, Ill. (February 19, 2020) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year ended December 31, 2019.

FOURTH QUARTER 2019 RESULTS AS COMPARED TO THE PRIOR YEAR QUARTER

Financial Results	•	Revenue increased by 8.9 percent to $158.5 million as compared to $145.5 million with both universities contributing to this growth
	•	Operating income increased 58.6 percent to $32.0 million as compared to $20.2 million
	•	Adjusted operating income increased 16.3 percent to $34.6 million as compared to $29.7 million*
	•	Earnings per diluted share of $0.38 as compared to earnings per diluted share of $0.20
	•	Adjusted earnings per diluted share of $0.33 as compared to $0.30*
	•	Ended the quarter with $294.2 million in cash, cash equivalents and available-for-sale short-term investments

Enrollment Metrics	•	CTU’s total student enrollments increased 4.4 percent supported by new student enrollment growth of 8.5 percent
	•	AIU’s total student enrollments increased 10.2 percent supported by new student enrollment growth of 12.7 percent

FULL YEAR 2019 RESULTS AS COMPARED TO THE PRIOR YEAR AND OTHER HIGHLIGHTS

•	Revenue increased 8.0 percent to $627.7 million as compared to $581.3 million, supported by total student enrollment growth at both universities
•	Operating income increased 21.3 percent to $86.5 million as compared to $71.3 million
•	Adjusted operating income increased 27.7 percent to $134.3 million as compared to $105.2 million*
•	Earnings per diluted share of $0.97 as compared to earnings per diluted share of $0.77
•	Adjusted earnings per diluted share of $1.37 as compared to $1.05*
•	New student enrollments increased 14.6 percent contributing to total enrollment growth of 6.4 percent; positively impacting these trends was the academic calendar at AIU
•	Operating and cost efficiencies continue to be re-invested in student support functions, technology initiatives and data analytics
•	The Company expects the acquisition of Trident University International to close in early March 2020

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“We are excited to continue the journey of educating students under our new name, Perdoceo, which in Latin means ‘to teach, inform or instruct thoroughly,’” said Todd Nelson, President and Chief Executive Officer. “Fourth quarter 2019 marked a positive close to the year and we are proud to serve over 36,000 students pursuing postsecondary studies across our academic institutions. Fourth quarter results highlight the success of our operating strategy that focuses on student experiences, retention and academic outcomes, while making investments in technology and leveraging data analytics to further support our students and enhance their learning. Looking ahead, we remain committed to the objective of sustainable and responsible growth, and look forward to closing the Trident acquisition and its effective integration into our operations.”

PRDO ANNOUNCES 4Q19 RESULTS …PG 2

REVENUE

•	For the quarter ended December 31, 2019, total revenue of $158.5 million increased 8.9 percent compared to total revenue of $145.5 million for the prior year quarter.

•	For the year ended December 31, 2019, total revenue of $627.7 million increased 8.0 percent compared to total revenue of $581.3 million for the prior year.

•	Both universities contributed to the revenue growth that has been supported by positive student enrollment trends.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2019	2018	% Change	2019	2018	% Change
CTU	$102,613	$94,782	8.3%	$392,263	$375,770	4.4%
AIU	55,815	50,716	10.1%	235,374	204,920	14.9%
Total University Group	158,428	145,498	8.9%	627,637	580,690	8.1%
Corporate and Other (1)	23	7	NM	67	606	NM
Total	$158,451	$145,505	8.9%	$627,704	$581,296	8.0%

(1)	Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment.

PRDO ANNOUNCES 4Q19 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•	For the quarter ended December 31, 2019, new student enrollments at CTU and AIU increased 8.5 percent and 12.7 percent, respectively, as compared to the prior year quarter.

•

As of December 31, 2019, CTU’s and AIU’s total student enrollments increased 4.4 percent and 10.2 percent, respectively, supported by new student enrollment growth of 7.0 percent and 26.6 percent, respectively, as compared to the prior year.

•

Student enrollment growth was positively impacted by investments in student support functions and consistent levels of prospective student interest. Additionally, AIU’s full year new student enrollments were positively impacted by the timing of its academic calendar.

	As of December 31,
Total Student Enrollments	2019	2018	% Change
CTU	23,600	22,600	4.4%
AIU	13,000	11,800	10.2%
Total University Group	36,600	34,400	6.4%

	For the Quarter Ended December 31,			For the Year Ended December 31,
New Student Enrollments	2019	2018	% Change	2019	2018	% Change
CTU	6,900	6,360	8.5%	25,250	23,600	7.0%
AIU	3,720	3,300	12.7%	19,050	15,050	26.6%
Total University Group	10,620	9,660	9.9%	44,300	38,650	14.6%

PRDO ANNOUNCES 4Q19 RESULTS …PG 4

OPERATING INCOME (LOSS)

•	For the quarter ended December 31, 2019, operating income of $32.0 million increased 58.6 percent compared to $20.2 million for the prior year quarter.

•	For the year ended December 31, 2019, operating income of $86.5 million increased 21.3 percent compared to $71.3 million for the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2019	2018	% Change	2019	2018	% Change
CTU (1)	$36,872	$31,061	18.7%	$108,602	$111,623	-2.7%
AIU (2)	4,977	4,555	9.3%	16,413	8,176	100.7%
Total University Group	41,849	35,616	17.5%	125,015	119,799	4.4%
Corporate and Other (3)	(9,836)	(15,433)	36.3%	(38,553)	(48,501)	20.5%
Total	$32,013	$20,183	58.6%	$86,462	$71,298	21.3%
(1)	The full year includes an expense of $18.6 million related to the FTC settlement.
(2)	The full year includes an expense of $11.4 million related to the FTC settlement.
(3)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. The following is a summary of the operating losses related to the closed campuses which is included within Corporate and Other for the quarters and years ended December 31, 2019 and 2018, respectively (dollars in thousands):

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Loss ($ in thousands)	2019	2018	% Change	2019	2018	% Change
Closed Campuses (4)	$(1,004)	$(9,739)	89.7%	$(13,805)	$(31,903)	56.7%

(4)

The full year 2019 operating loss related to the closed campuses includes a legal settlement expense of $7.1 million for the Oregon arbitrations matter as compared to legal settlement expenses of $5.0 million related to the multi-state AG matter recorded during the quarter ended December 31, 2018 and $9.6 million related to the Surrett matter recorded during the full year ended December 31, 2018.

PRDO ANNOUNCES 4Q19 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended December 31, 2019, adjusted operating income of $34.6 million increased 16.3 percent compared to adjusted operating income of $29.7 million for the prior year quarter.

•	For the year ended December 31, 2019, adjusted operating income of $134.3 million increased 27.7 percent compared to adjusted operating income of $105.2 million for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2019	2018	2019	2018
Total Company:
Operating income	$32,013	$20,183	$86,462	$71,298
Depreciation and amortization	2,393	2,345	9,145	9,394
Lease expenses for vacated space (1)	177	2,642	1,630	8,416
Severance and related costs, net of cancellations (2)	-	(443)	-	1,455
Significant legal settlements (3)	-	5,000	37,100	14,595
Adjusted Operating Income -- Total Company	$34,583	$29,727	$134,337	$105,158

Increase (Decrease)	16.3%		27.7%

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions during 2018, which were primarily recorded within the University Group. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(3)	Significant legal settlements relate to the FTC and the Oregon arbitrations matters recorded during 2019 and the multi-state AG and Surrett matters recorded during 2018.

PRDO ANNOUNCES 4Q19 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2019, the Company recorded:

•	Net income of $27.5 million compared to net income of $14.1 million for the prior year quarter.
•	Earnings per diluted share of $0.38 compared to earnings per diluted share of $0.20 for the prior year quarter.
•

Adjusted earnings per diluted share of $0.33 compared to adjusted earnings per diluted share of $0.30 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2019, the Company recorded:

•	Net income of $70.0 million compared to net income of $55.2 million for the prior year.
•	Earnings per diluted share of $0.97 compared to earnings per diluted share of $0.77 for the prior year.
•

Adjusted earnings per diluted share of $1.37 compared to adjusted earnings per diluted share of $1.05 for the prior year. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018

Reported Earnings Per Diluted Share	$0.38	$0.20	$0.97	$0.77

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (1)	-	0.04	0.02	0.12
Severance and related costs, net of cancellations (2)	-	-	-	0.02
Significant legal settlements (3)	-	0.07	0.51	0.21
Total pre-tax adjustments	$-	$0.11	$0.53	$0.35
Tax effect of adjustments (4)	-	(0.01)	(0.13)	(0.07)
Tax effect of change in settlement deductibility (5)	(0.05)	-	-	-
Total adjustments after tax	(0.05)	0.10	0.40	0.28
Adjusted Earnings Per Diluted Share	$0.33	$0.30	$1.37	$1.05

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions during 2018, which were primarily recorded within the University Group. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(3)	Significant legal settlements relate to the FTC and Oregon arbitrations matters recorded during 2019 and the multi-state AG and Surrett matters recorded during 2018.
(4)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. A legal settlement of $5.0 million for the year ended December 31, 2018 related to the multi-state AG matter was not deductible for tax purposes and therefore does not include a tax effect.

(5)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million is reflected during the fourth quarter of 2019 and has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the second and third quarters of 2019. The impact of the non-deductibility was not proportionally reflected in the reported adjusted earnings per diluted share for the second and third quarters of 2019 which would have decreased by $0.05 and increased by $0.02, respectively. For the full year 2019, approximately $29.7 million is now considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility has no effect for the full year 2019.

PRDO ANNOUNCES 4Q19 RESULTS …PG 7

BALANCE SHEET AND CASH FLOW

•

For the quarter ended December 31, 2019, net cash used in operating activities was $12.3 million compared to net cash provided by operating activities of $38.7 million for the prior year quarter. The fourth quarter of 2019 included a $30.0 million payment to the U.S. Federal Trade Commission, which amount was previously held in escrow and recorded as restricted cash.

•	For the year ended December 31, 2019, net cash provided by operating activities was $73.1 million compared to net cash provided by operating activities of $57.0 million for the prior year.
•	As of December 31, 2019 and December 31, 2018, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $294.2 million and $229.2 million, respectively.
•

During the fourth quarter of 2019, the Company repurchased 0.2 million shares of its common stock in open market transactions at an aggregate cost of $3.9 million. The average price per share was $16.49. As of December 31, 2019, $46.1 million remained available under our previously authorized stock repurchase program.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2019	2018	% Change	2019	2018	% Change
Net cash (used in) provided by operating activities	$(12,306)	$38,692	-131.8%	$73,085	$56,987	28.2%
Capital expenditures	$1,954	$2,780	-29.7%	$5,174	$6,732	-23.1%

PRDO ANNOUNCES 4Q19 RESULTS …PG 8

OUTLOOK

The Company is providing the following outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details. This outlook reflects the Company’s expectation of growth in new and total student enrollments at both universities for 2020. Further, for the first quarter of 2020, the Company expects growth in CTU’s new student enrollments as compared to the prior year quarter. AIU’s first quarter new student enrollments, however, are expected to decline due to 31 percent less enrollment days in the first quarter of 2020 as compared to the prior year quarter, although this decline is expected to be more than offset with new student enrollment growth in the second quarter which has approximately 50 percent more enrollment days than the prior year quarter. The Company expects that AIU’s enrollment days for the third and fourth quarters of 2020 will be relatively comparable to the respective prior year periods.

	Total Company Outlook
	For Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020	2019	2020	2019
Operating Income	$34.0M - $35.5M	$30.0M	$135.5M - $140.5M	$86.5M
Adjusted Operating Income	$37.5M - $39.0M	$33.0M	$147.0M - $152.0M	$134.3M

Earnings Per Diluted Share	$0.37 - $0.39	$0.35	$1.43 - $1.48	$0.97
Adjusted Earnings Per Diluted Share	$0.38 - $0.40	$0.36	$1.44 - $1.49	$1.37

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2020 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 25% for the first quarter and 26% for the full year, (vii) any future impact from the Company’s stock repurchase program is excluded, and (viii) any results of operations from Trident University are excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions we make in the future as we continue to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q19 RESULTS …PG 9

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Wednesday, February 19, 2020 at 5:30 p.m. Eastern time to discuss its fourth quarter and full year 2019 results and 2020 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s two regionally accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities offer students industry relevant and career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of university locations and web links to Perdoceo institutions can be found at www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “look forward to,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently effective and recently adopted “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions (in particular as these risks and uncertainties may be exacerbated leading up to and following the 2020 U.S. presidential election); the operating impact of the settlements with the FTC and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers to achieve anticipated operating performance; our ability to successfully complete the acquisition of Trident University International and integrate its business into AIU’s operations; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q19 RESULTS …PG 10

CONTACT

Investors:

Alpha IR Group

Chris Hodges or Brooks Hamilton

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December	December 31,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$108,687	$32,394
Restricted cash	-	337
Short-term investments	185,488	196,428
Total cash and cash equivalents, restricted cash and short-term investments	294,175	229,159

Student receivables, net	55,018	28,751
Receivables, other, net	1,381	2,567
Prepaid expenses	7,299	7,771
Inventories	576	763
Other current assets	1,936	437
Total current assets	360,385	269,448

NON-CURRENT ASSETS:
Property and equipment, net	26,006	30,048
Right of use asset, net	50,366	-
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	1,244	942
Deferred income tax assets, net	60,169	81,628
Other assets	5,639	4,993
Assets of discontinued operations	81	178
TOTAL ASSETS	$599,146	$482,493

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$11,784	$-
Accounts payable	11,533	9,195
Accrued expenses:
Payroll and related benefits	27,616	24,530
Advertising and marketing costs	10,479	9,300
Income taxes	1,376	1,472
Other	16,375	19,668
Deferred revenue	24,647	32,351
Liabilities of discontinued operations	3	536
Total current liabilities	103,813	97,052

NON-CURRENT LIABILITIES:
Lease liability - operating	52,391	-
Deferred rent obligations	-	12,745
Other liabilities	11,647	17,493
Total non-current liabilities	64,038	30,238

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	860	852
Additional paid-in capital	639,335	628,295
Accumulated other comprehensive income (loss)	344	(298)
Accumulated earnings (deficit)	18,071	(52,946)
Treasury stock	(227,315)	(220,700)
Total stockholders' equity	431,295	355,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$599,146	$482,493

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$157,758	99.6%	$144,809	99.5%
Other	693	0.4%	696	0.5%
Total revenue	158,451		145,505
OPERATING EXPENSES:
Educational services and facilities	24,949	15.7%	25,460	17.5%
General and administrative	99,096	62.5%	97,517	67.0%
Depreciation and amortization	2,393	1.5%	2,345	1.6%
Total operating expenses	126,438	79.8%	125,322	86.1%
Operating income	32,013	20.2%	20,183	13.9%
OTHER INCOME:
Interest income	1,662	1.0%	1,213	0.8%
Interest expense	(42)	0.0%	(358)	-0.2%
Miscellaneous expense	(33)	0.0%	(29)	0.0%
Total other income	1,587	1.0%	826	0.6%
PRETAX INCOME	33,600	21.2%	21,009	14.4%
Provision for income taxes	6,066	3.8%	7,034	4.8%

INCOME FROM CONTINUING OPERATIONS	27,534	17.4%	13,975	9.6%
(Loss) income from discontinued operations, net of tax	(18)	0.0%	96	0.1%
NET INCOME	27,516	17.4%	14,071	9.7%

OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	89		3
Unrealized gain on investments	(131)		(30)
Total other comprehensive loss	(42)		(27)
COMPREHENSIVE INCOME	$27,474		$14,044

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$0.39		$0.20
(Loss) income from discontinued operations	-		-
Net income per share	$0.39		$0.20

NET INCOME PER SHARE -DILUTED:
Income from continuing operations	$0.38		$0.20
(Loss) income from discontinued operations	-		-
Net income per share	$0.38		$0.20
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,263		69,765
Diluted	72,078		71,583

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$625,056	99.6%	$578,545	99.5%
Other	2,648	0.4%	2,751	0.5%
Total revenue	627,704		581,296
OPERATING EXPENSES:
Educational services and facilities	101,944	16.2%	109,897	18.9%
General and administrative	430,153	68.5%	390,707	67.2%
Depreciation and amortization	9,145	1.5%	9,394	1.6%
Total operating expenses	541,242	86.2%	509,998	87.7%
Operating income	86,462	13.8%	71,298	12.3%
OTHER INCOME:
Interest income	6,392	1.0%	3,539	0.6%
Interest expense	(167)	0.0%	(681)	-0.1%
Miscellaneous income	335	0.1%	196	0.0%
Total other income	6,560	1.0%	3,054	0.5%
PRETAX INCOME	93,022	14.8%	74,352	12.8%
Provision for income taxes	22,428	3.6%	18,561	3.2%

INCOME FROM CONTINUING OPERATIONS	70,594	11.2%	55,791	9.6%
Loss from discontinued operations, net of tax	(612)	-0.1%	(610)	-0.1%
NET INCOME	69,982	11.1%	55,181	9.5%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	(41)		(100)
Unrealized gain (loss) on investments	683		(34)
Total other comprehensive income (loss)	642		(134)
COMPREHENSIVE INCOME	$70,624		$55,047

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$1.01		$0.80
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$1.00		$0.79

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.98		$0.78
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.97		$0.77

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,088		69,598
Diluted	72,085		71,482

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,982	$55,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,145	9,394
Bad debt expense	43,454	31,940
Compensation expense related to share-based awards	9,274	5,614
Loss on disposition of asset	14	-
Deferred income taxes	21,556	17,863
Changes in operating assets and liabilities:
Student receivables, gross	(33,697)	(10,541)
Allowance for doubtful accounts	(36,326)	(29,646)
Other receivables, net	1,189	(1,286)
Inventories, prepaid expenses, and other current assets	(1,180)	3,053
Deposits and other non-current assets	(489)	711
Accounts payable	2,320	698
Accrued expenses and deferred rent obligations	5,066	(35,448)
Deferred tuition revenue	(7,704)	9,454
Right of use asset and lease liability	(9,519)	-
Net cash provided by operating activities	73,085	56,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(449,367)	(309,784)
Sales of available-for-sale investments	462,325	275,024
Purchases of property and equipment	(5,174)	(6,732)
Other	(85)	-
Net cash provided by (used in) investing activities	7,699	(41,492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(3,875)	-
Issuance of common stock	1,774	1,682
Payments of employee tax associated with stock compensation	(2,740)	(3,345)
Net cash used in financing activities	(4,841)	(1,663)
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	13	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	75,956	13,832
CASH AND CASH EQUIVALENTS, beginning of the period	32,731	18,899
CASH AND CASH EQUIVALENTS, end of the period	$108,687	$32,731

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2019	2018
REVENUE:
CTU	$102,613	$94,782
AIU	55,815	50,716
Total University Group	158,428	145,498
Corporate and Other (1)	23	7
Total	$158,451	$145,505

OPERATING INCOME (LOSS):
CTU	$36,872	$31,061
AIU	4,977	4,555
Total University Group	41,849	35,616
Corporate and Other (1)	(9,836)	(15,433)
Total	$32,013	$20,183

OPERATING MARGIN (LOSS):
CTU	35.9%	32.8%
AIU	8.9%	9.0%
Total University Group	26.4%	24.5%
Corporate and Other (1)	NM	NM
Total	20.2%	13.9%

(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $1.0 million and $9.7 million for the quarters ended December 31, 2019 and 2018, respectively. The prior year quarter operating loss for the closed campuses includes a legal settlement expense of $5.0 related to the multi-state AG matter.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2019	2018
REVENUE:
CTU	$392,263	$375,770
AIU	235,374	204,920
Total University Group	627,637	580,690
Corporate and Other (1)	67	606
Total	$627,704	$581,296

OPERATING INCOME (LOSS):
CTU (2)	$108,602	$111,623
AIU (3)	16,413	8,176
Total University Group	125,015	119,799
Corporate and Other (1)	(38,553)	(48,501)
Total	$86,462	$71,298

OPERATING MARGIN (LOSS):
CTU (2)	27.7%	29.7%
AIU (3)	7.0%	4.0%
Total University Group	19.9%	20.6%
Corporate and Other (1)	NM	NM
Total	13.8%	12.3%

(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $13.8 million and $31.9 million for the years ended December 31, 2019 and 2018, respectively. The current year operating loss includes a legal settlement expense of $7.1 million related to the Oregon arbitrations matter as compared to $5.0 million related to the multi-state AG matter and $9.6 million related to the Surrett matter in the prior year.

(2)	The full year includes an expense of $18.6 million related to the FTC settlement.
(3)	The full year includes an expense of $11.4 million related to the FTC settlement.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2019	2018	2019	2018
Total Company
Operating income	$32,013	$20,183	$86,462	$71,298
Depreciation and amortization	2,393	2,345	9,145	9,394
Lease expenses for vacated space (2)	177	2,642	1,630	8,416
Severance and related costs, net of cancellations (3)	-	(443)	-	1,455
Significant legal settlements (4)	-	5,000	37,100	14,595
Adjusted Operating Income -- Total Company	$34,583	$29,727	$134,337	$105,158

	For the 1st Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020	2019	2020	2019
Total Company
Operating income	$34M - $35.5M	$29,971	$135.5M - $140.5M	$86,462
Depreciation and amortization	2.7	2,233	9.8	9,145
Lease expenses for vacated space (2)	0.8	766	1.7	1,630
Significant legal settlements (4)	-	-	-	37,100
Adjusted Operating Income -- Total Company	$37.5M - $39M	$32,970	$147M - $152M	$134,337

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018

Reported Earnings Per Diluted Share	$0.38	$0.20	$0.97	$0.77

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	-	0.04	0.02	0.12
Severance and related costs, net of cancellations (3)	-	-	-	0.02
Significant legal settlements (4)	-	0.07	0.51	0.21
Total pre-tax adjustments	$-	$0.11	$0.53	$0.35
Tax effect of adjustments (5)	-	(0.01)	(0.13)	(0.07)
Tax effect of change in settlement deductibility (6)	(0.05)	-	-	-
Total adjustments after tax	(0.05)	0.10	0.40	0.28
Adjusted Earnings Per Diluted Share	$0.33	$0.30	$1.37	$1.05

	For the 1st Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020	2019	2020	2019
Reported Earnings Per Diluted Share	$0.37 - $0.39	$0.35	$1.43 - $1.48	$0.97

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	0.01	0.01	0.02	0.02
Significant legal settlements (4)	-	-	-	0.51
Total pre-tax adjustments	$0.01	$0.01	$0.02	$0.53
Tax effect of adjustments (5)	-	-	(0.01)	(0.13)
Total adjustments after tax	0.01	0.01	0.01	0.40
Adjusted Earnings Per Diluted Share	$0.38 - $0.40	$0.36	$1.44 - $1.49	$1.37

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.

(3)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions during 2018, which were primarily recorded within the University Group. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(4)	Significant legal settlements relate to the FTC and Oregon arbitrations matters recorded during 2019 and the Surrett and multi-state AG matters recorded during 2018.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. A legal settlement of $5.0 million for the multi-state AG settlement recorded during the year ended December 31, 2018 was not deductible for tax purposes and therefore does not include a tax effect.

(6)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million is reflected during the fourth quarter of 2019 and has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the second and third quarters of 2019. The impact of the non-deductibility was not proportionally reflected in the reported adjusted earnings per diluted share for the second and third quarters of 2019 which would have decreased by $0.05 and increased by $0.02, respectively. For the full year 2019, approximately $29.7 million is now considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility has no effect for the full year 2019.